UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CHAIN BRIDGE I

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

As previously disclosed, on November 11, 2024, Chain Bridge I (the “Company”) entered into non-redemption agreements (the “Agreements”) and one or more investors (each, a “Backstop Investor”). On November 12, 2024, the Company and each Backstop Investor entered into Amendment No. to Non-Redemption Agreement (the “Amendment”) pursuant to which the parties agree to allow the Backstop Investors to purchase Acquired Shares (as defined in the Agreements) at any time prior to the extraordinary general meeting of the Company’s shareholders to be held at 11:00 a.m. Eastern Time on November 14, 2024 (the “Meeting”).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 12, 2024, the Company” received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that, pursuant to Nasdaq Listing Rule IM-5101-2 (“Rule IM-5101-2”), the staff of Nasdaq (“Staff”) had determined that (i) the Company’s securities will be delisted from Nasdaq, (ii) trading of the Company’s Class A common stock and units will be suspended at the opening of business on November 19, 2024 and (iii) a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. Under Rule IM-5101-2, a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. Since the Company failed to complete its initial business combination by November 4, 2024, the Staff concluded that the Company did not comply with Rule IM-5101-2 and that the Company’s securities are now subject to delisting.

Item 8.01.	Other Events.

As previously disclosed, the Company postponed its Meeting and, in connection with such postponement, the right of the public shareholders of the Company to redeem their Class A ordinary shares issued in the Company’s initial public offering (the “Public Shares”) for their pro rata portion of the funds available in the Company’s trust account was extended to November 12, 2024 (two business days before the postponed Meeting) (the “Redemption Deadline”).

As of the Redemption Deadline, the pro rata portion of the trust account was approximately $11.49 per Public Share (the “Redemption Price”). The closing price of the Company’s Class A ordinary shares at the Redemption Deadline was $11.90. The Company cannot assure shareholders that they will be able to sell their Class A ordinary shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form Amendment No. 1 to Non-Redemption Agreement among Chain Bridge I and certain Backstop Investors signatory thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2024

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer

Exhibit 10.1

AMENDMENT NO. 1 TO

NON-REDEMPTION AGREEMENT

This Amendment No. 1 to Non-Redemption Agreement (this “Amendment”) is entered as of November 12, 2024 by and among Chain Bridge I, a Cayman Islands exempted company (“CBRG” or the “Company”), and the Backstop Investor (as defined below).

RECITALS

WHEREAS, the Company and the Backstop Investor entered into that certain Non-Redemption Agreement, dated as of November 11, 2024 (the “Original Agreement”).

WHEREAS, the Company and the Backstop Investor desire to amend the date by which the Backstop Investor agreed to purchase Acquired Shares (as defined in the Original Agreement”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Recitals. The words “prior to November 13, 2024” in the sixth (6th) recital are deleted and replaced by “prior to the Meeting”.

2.	Full Force and Effect; References. Except as expressly amended hereby, all of the provisions of the Original Agreement are hereby affirmed and shall continue in full force and effect in accordance with their respective terms. Upon the effectiveness of this Amendment, each reference in the Original Agreement to "this Agreement," "hereunder," or words of like or similar import shall mean and be a reference to the Original Agreement, as modified and amended by this Amendment.

3.	Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 24 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

4.	Counterparts. This Amendment may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures and electronic records (including without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record keeping system to the fullest extent permitted by applicable law.

5.	Entire Agreement. The Original Agreement, as modified by this Amendment, and the agreements referenced herein and therein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

6.	Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[Signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

INVESTOR:

[____________________]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Non-Redemption Agreement]

COMPANY:

CHAIN BRIDGE I

By:
Name:	Andrew Cohen
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Non-Redemption Agreement]

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